Exhibit 10.34

NINTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401 (k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

Now, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended in the following particulars:

1. By deleting Section 3.02(g) of the Plan in its entirety, effective January 1, 2006.

2. By inserting the following after the first sentence of Section 3.03 of the Plan, effective January 1, 2003:

“For purposes of this Section 3.03, ‘401(k) Contributions’ shall include the amount of Catch-Up Contributions, if any, made by a Catch-Up Eligible Participant, as determined in accordance with Section 3.06.”

3. By deleting the following sentence of the first paragraph of Section 3.03 of the Plan, effective January 1, 2006:

“For each Plan Year in which the Employer makes Safe Harbor Matching Contributions pursuant to this Section 3.03 that satisfy the requirements of Code Sections 401(m)(ll), Sections 8.01 through 8.04 hereof will not apply.”

4. By inserting the phrase “and before January 1, 2003” after the phrase “beginning after December 31, 2001” in the first sentence of Section 3.07 of the Plan, effective January 1, 2003.

5. By replacing Section 8.05 of the Plan in its entirety with the following, effective January 1, 2006:

“Effective January 1, 2006, Sections 8.01 through 8.04 hereof shall not apply.”

6. By adding the following new Section 13.23 to the Plan, effective January 1, 2007:

“13.23 Participation of Lindig Benefit Consultants Employees. Effective September 30, 2006, the Company acquired Lindig Benefit Consultants. An Employee who was an employee of Lindig Benefit Consultants immediately prior to acquisition by the Company is eligible to participate in the Plan, effective January 1, 2007, if the Employee meets the requirements of Section 2.01. Notwithstanding the foregoing or the provisions of Section 2.01, no Employee who was an employee of Lindig Benefit Consultants immediately prior to acquisition by the Company will be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan.

‘Years of Service’ credited under the Lindig Benefit Consultants will count as Years of Service solely for purposes of determining the Employee’s nonforfeitable interest in his or her Accounts under Section 5.03 of the Plan.”

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IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 28 day of December 2006.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:	/s/ Kevin T. Thompson
Its:	Executive Vice President/Chief Financial Officer